Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Arlo Technologies, Inc. of our report dated April 16, 2018 relating to the combined financial statements of Arlo, which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-226088) of Arlo Technologies, Inc.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 23, 2019